Exhibit 10.1

THIS SHORT TERM PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS NOTE MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.

SHORT TERM PROMISSORY NOTE

Boston, Massachusetts

July__, 2022

FOR VALUE RECEIVED, unless converted pursuant to Section 5(y) hereof, Gelesis Holdings Inc., a Delaware corporation (the “Company”), promises to pay to [______] (together with its successors and permitted assigns who become holders of this Note, the “Holder”) with a principal address listed on the signature page hereto, the principal investment amount listed on the signature page hereto, and to pay interest on the outstanding principal balance of this Note in accordance with Section 3 hereof.

1.
Maturity. The principal and accrued interest on this Note shall be due and payable by the Company on the earlier of (a) December 31, 2023 or (b) five (5) business days following the consummation of a Qualified Financing. For the purposes of this Note, a “Qualified Financing” shall mean, without duplication, to the extent occurring after the date hereof, (a) any sale (or series of related sales) by the Company of (i) the Company’s Common Stock (the “Common Stock”) or Preferred Stock (the “Preferred Stock”), (ii) any equity securities conferring the right to purchase the Common Stock or Preferred Stock or which are convertible into, or exchangeable for (with or without additional consideration), the Common Stock or Preferred Stock (except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of retaining their services), or (iii) any debt securities (whether or not conferring the right to purchase the Common Stock or Preferred Stock) or which are convertible into, or exchangeable for (with or without additional consideration), the Common Stock or Preferred Stock, in each case, the aggregate proceeds of which equal or exceed $50,000,000 less reasonable costs and expenses; or (b) the receipt by the Company of aggregate gross proceeds in any debt financing (or series of debt financings) equal to or exceeding $50,000,000, less reasonable costs and expenses.
2.
Short Term Notes. This Note is one in a series of such Notes (the “Short Term Notes”) that may be issued by the Company on substantially the same terms prior to, on or following the date hereof. The holders of the Short Term Notes representing at least eighty-five percent (85%) of the outstanding principal amount of all Short Term Notes are referred to herein as the “Majority Holders”.

3.
Interest. Interest shall begin to accrue on the outstanding principal balance of this Note commencing on the date hereof and continuing until, and shall become payable upon, repayment of this Note in full at the rate of fifteen percent (15%) per annum. Interest shall be calculated on the basis of a 360 day year and actual days elapsed.
4.
Prepayment. The outstanding principal balance and all accrued interest payable to Holder hereunder may be prepaid in whole or in part by the Company with no penalty of any kind.
5.
Default. For purposes of this Note, the term “Default” shall include any of the following:
(a)
The failure by the Company to pay any amounts due hereunder when due;
(b)
A material breach by the Company of any other term or provision of this Note or of any representation or warranty made by the Company in this Note; or
(c)
The filing of a petition in bankruptcy or under any similar insolvency law by the Company, the making of an assignment for the benefit of creditors by the Company, the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation and such petition is not dismissed within forty-five (45) days after the filing thereof, or within forty-five (45) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

If a Default pursuant to Sections 5(a) and 5(b) occurs and is continuing, the Holder, by written notice to the Company, may declare due and payable the unpaid principal balance and all accrued interest on this Note. Upon the occurrence of a Default pursuant to Section 5(c), the unpaid principal balance and all interest accrued thereon shall automatically be due and payable immediately, without notice from or other action by the Holder. If a Default with respect to this Note occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect any amounts due with respect to this Note or to enforce the performance of any provision of this Note.

The Holder shall have all rights and remedies available to it upon any Default and all amounts past due shall continue to accrue interest at the interest rate applicable to this Note until the earlier of conversion pursuant to Section 5(y) or the time at which all obligations under this Note are paid in full. Upon the occurrence of a Default pursuant to Section 5(a) that has not been cured by the Company within five (5) days after such Default:

(x) the Company agrees to immediately issue, or to the extent the Stockholders’ Approval pursuant to Section 6 has not yet been obtained, to issue immediately upon receipt of the Stockholders’ Approval, a warrant (the “Warrant”) for the purchase of Common Stock in form attached hereto as Exhibit A (the “Warrant Agreement”), which shall entitle the Holder to purchase at an exercise price per share of $0.01 a number of shares of Common Stock equal to (i) (A) 0.2 multiplied by (B) the amount of outstanding principal and accrued interest under this Note as of the date of conversion pursuant to Section 5(y) hereof, divided by (ii) the volume weighted average price of each share of Common Stock, as reported by the New York Stock Exchange, for the last five (5) trading days (as of any applicable measurement date, the “Common Stock VWAP”) occurring immediately prior to the date of exercise; and

(y) the Holder may elect, at its option, by written notice to the Company (a “Conversion Notice”), to convert the amount of outstanding principal and accrued interest under this Note into a number of shares of Common Stock (the “Conversion Securities”) equal to (i) the amount of outstanding principal and accrued interest under this Note as of the date of such conversion, divided by (ii) the lesser of the price per share of (A) the Common Stock, as reported by the New York Stock Exchange, as of 4:00 P.M. Eastern Time on the date of the Conversion Notice or (B) the Common Stock VWAP as of the day prior to the date of the Conversion Notice.

As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the Holder, upon surrender of the Note, a certificate or certificates for the number of full Conversion Securities issuable upon such conversion.

Notwithstanding anything in this Note to the contrary, the Holders’ right to convert this Note and receive the Conversion Securities shall be subject to the Company obtaining the Stockholders’ Approval.

The Company shall reserve and keep available out of its authorized but unissued Common Stock such number of shares issuable as Conversion Securities and such number of Warrant Shares (as defined in the Warrant Agreement) upon the full exercise of the Warrant. During the term of this Note, the Company shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance as Conversion Securities and upon full exercise of the Warrant.

6.
Stockholders’ Approval. The Company, acting through its Board of Directors, shall, in accordance with applicable law, the rules of the NYSE (the “NYSE Listing Rules”) and the Company’s Certificate of Incorporation and Bylaws, include one or more proposals at the next annual or special meeting of its stockholders (whichever is earlier) following the execution of this Note (including any adjournment, recess, reconvening of postponement thereof, the “Stockholders’ Meeting”) for the purpose of obtaining all necessary approvals for the issuance of the Warrant Agreement and the Conversion Securities to the Holder and all other investors investing in the Short Term Notes that may be issued by the Company on substantially the same terms prior to, on or following the date hereof, including (1) as may be required pursuant to the NYSE Listing Rules, including, without limitation, pursuant to Section 312.03(b) of the NYSE Listed Company Manual (the related party issuance rule), Section 312.03(c) of the NYSE Listed Company Manual (the 20% rule) and Section 312.03(d) of the NYSE Listed Company Manual (the change of control rule), in each case, to the extent applicable, (2) to the extent necessary, to amend the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder and (3) as needed pursuant to any other regulations of any public regulatory body or self-regulatory organization having jurisdiction thereof (the “Stockholders’ Approval”). If the Stockholders’ Approval is not obtained at the Stockholders’ Meeting, then the Company will continue to seek the Stockholders’ Approval at subsequent annual and special stockholders meetings, until the date on which the Stockholders’ Approval has been obtained.

7.
Representations and Warranties. The Company hereby confirms to the Holder that: (a) the execution, delivery and performance by the Company of this Note: (i) are within the Company’s power and authority; (ii) have been or will be duly authorized by all necessary corporate, stockholder and other proceedings, as the case may be; and (iii) other than to the extent created hereby, do not and will not result in the creation of any lien upon any of the Company’s or any subsidiary’s property or conflict with or result in any breach of any provision of the Company’s charter or by-laws or any law, regulation, order, judgment, writ, injunction, license, permit, agreement, or instrument to which the Company or any of its subsidiaries is subject, (b) the execution and delivery by the Company of this Note will result in legally binding obligations of the Company, enforceable against it in accordance with the respective terms and provisions hereof, (c) the execution, delivery and performance by the Company of this Note do not and will not require the approval or consent of, or any filing with, any governmental authority or agency or other person, (d) the Conversion Securities to be issued, sold and delivered under this Note will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holder herein, will be issued in compliance with all applicable federal and state securities laws, (e) the Warrant Shares (as defined in the Warrant Agreement) to be issued, sold and delivered under the Warrant Agreement will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holder herein, will be issued in compliance with all applicable federal and state securities laws, (f) the issuance of this Note, the issuance of the Conversion Securities or the issuance of any Warrant Shares pursuant to the Warrant Agreement, will not be subject to the preemptive rights of any stockholder of the Company which have not been validly waived, and (f) the Company intends to use the principal of this Note primarily for the operations of its business.
8.
Investment Intent. The Holder hereby represents and warrants to the Company that the Holder is (i) an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as amended (the “Act”), and (ii) acquiring this Note for investment and not with a view to the distribution thereof. The Holder understands that this Note is not, and any Warrant Shares acquired pursuant to the Warrant Agreement or any Conversion Securities acquired pursuant to the terms hereof at the time of issuance will not be, registered under the Act on the grounds that the issuance of this Note, such Warrant Shares and such Conversion Securities is exempt from registration under the Act, and that the Company’s reliance on such exemption is predicated on the Holder’s representations set forth herein. The Holder represents that it is experienced in evaluating companies such as the Company, is familiar with the risks associated with the business and operations of such companies, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Holder represents that it has had, during the course of this transaction and prior to its purchase of this Note, the opportunity to request information from and ask questions of the Company and its officers, employees and agents, concerning the Company, its assets, business and operations and to receive information and answers to such requests and questions. The Holder understands that this Note (and any Warrant Shares issued pursuant to the Warrant Agreement or any Conversion Securities acquired pursuant to the terms hereof) may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering this Note (or the Warrant Shares issued pursuant to the Warrant Agreement or any Conversion Securities acquired pursuant to the terms hereof) or an available exemption from registration under the Act, this Note

(and any Warrant Shares issued pursuant to the Warrant Agreement or any Conversion Securities acquired pursuant to the terms hereof) must be held indefinitely.
9.
Miscellaneous.
(a)
The Company and all endorsers, sureties, guarantors and accommodation parties of this Note, and all other persons liable or to become liable for all or any part of the indebtedness evidenced hereby, hereby waive, jointly and severally, presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.
(b)
The respective rights and obligations of the Company and the Holder may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only upon the written consent of the Company and the Majority Holders (and any such waiver or amendment consented to in writing by the Majority Holders shall be effective with respect to all Holders). No delay or omission of Holder to exercise any right, whether before or after a Default hereunder, shall impair any such right or shall be construed to be a waiver of any right or Default, and the acceptance at any time by Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Unless waived by the Majority Holders on behalf of all Holders, in which case such waiver shall be valid with respect to all Holders, no waiver of any kind shall be valid unless in writing and signed by the party waiving such rights or remedies.
(c)
Time is of the essence hereof. Upon any Default hereunder, Holder may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.
(d)
The remedies of Holder as provided herein, in law or at equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Holder’s sole discretion, and may be exercised as often as occasion therefor shall occur.
(e)
If any provisions of this Note would require the Company to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Company shall instead pay interest under this Note at the highest rate permitted by applicable law.
(f)
This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).
(g)
All of the stipulations, promises and agreements in this Note made by or on behalf of the Company shall bind the successors and assigns of the Company, whether so expressed or not, and inure to the benefit of the successors and assigns of the Company and Holder; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Majority Holders. Any assignee of the Company or the Holder shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof.
(h)
Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
(i)
The Company shall indemnify and hold Holder harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of Holder’s counsel, which Holder may directly or indirectly suffer or incur by reason of the failure of the Company to perform any of its obligations under this Note.
(j)
From time to time, the Company shall execute and deliver to Holder such additional documents and shall provide such additional information to Holder as Holder may reasonably require to carry out the terms of this Note or to be informed of the financial and business conditions and prospects of the Company.
(k)
In the event that any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
(l)
The headings of the sections of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.
(m)
In the event that, upon a Default, any amount under this Note is collected in whole or in part through suit, arbitration or mediation, then and in any such case there shall be added to the unpaid principal balance hereof all costs of collection, (including, but not limited to, reasonable attorneys’ fees and expenses) whether or not suit is filed. In any event, the Company shall reimburse the Holder for all reasonable fees and expenses incurred in connection with the enforcement of the Company’s obligations under this Note, including, without limitation, all reasonable legal fees and expenses.

[Signatures Appear on the Next Page]

IN WITNESS WHEREOF, the Company and the Holder have executed this Short Term Promissory Note as of the date first above written.

GELESIS HOLDINGS INC.

By:

Name: Yishai Zohar

Title: Chief Executive Officer

TO BE COMPLETED BY HOLDER:

Print Name of Holder:

Print Address of Holder:

Amount of Investment: $

Signature of Investor: By:

Name:

Title:

Exhibit A

Form of Warrant